EXHIBIT 10.2

JOINDER AGREEMENT

JOINDER AGREEMENT (this “Joinder Agreement”), dated as of the date set forth in Item 1 of Schedule I hereto, among the Additional Purchaser set forth in Item 2 of Schedule I hereto (the “Additional Purchaser”), the Seller referred to below, the Servicer referred to below, the Purchasers currently party to the Agreement referred to below (the “Selling Purchasers”) and the Administrative Agent referred to below.
W I T N E S S E T H:
WHEREAS, this Joinder Agreement is being executed and delivered in accordance with Section 2.03(c) of the Receivables Purchase Agreement, dated as of July 13, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”; unless otherwise defined herein, terms defined in the Receivables Purchase Agreement are used herein as therein defined), among Kellogg Funding Company, LLC (the “Seller”), Kellogg Business Services Company, as Servicer (the “Servicer”), the Purchasers from time to time party thereto, and Coöperatieve Rabobank U.A., New York Branch, as Administrative Agent (the “Administrative Agent”);
WHEREAS, the Additional Purchaser wishes to become a Purchaser party to the Receivables Purchase Agreement; and
WHEREAS, the Additional Purchaser wishes to acquire from the Selling Purchasers certain of the outstanding Cash Outlays under the Receivables Purchase Agreement.
NOW, THEREFORE, the parties hereto hereby agree as follows:
(a)Upon receipt by the Administrative Agent of one or more counterparts of this Joinder Agreement, executed by each of the Existing Purchasers, the Seller, the Servicer and the Purchasing Purchaser and the Administrative Agent, to which is attached a fully completed Schedule I and Schedule II, each of which has been executed by the Additional Purchaser, the Administrative Agent will register the joinder effected hereby in the register described in Section 10.07(f) of the Receivables Purchase Agreement and transmit to the Servicer, the Seller, the Existing Purchasers and the Additional Purchaser a Joinder Effective Notice, substantially in the form of Schedule III to this Joinder Agreement (a “Joinder Effective Notice”). Such Joinder Effective Notice shall be executed by the Administrative Agent and shall set forth, inter alia, the date on which the joinder effected hereby shall become effective (the “Joinder Effective Date”). From and after the Joinder Effective Date the Additional Purchaser shall be a Purchaser party to the Receivables Purchase Agreement for all purposes thereof, as more particularly specified on Schedule II to this Joinder Agreement.
(b)Upon and after the Joinder Effective Date (until further modified in accordance with the Receivables Purchase Agreement), the Funding Percentage of the Additional Purchaser and the Purchaser Facility Amount of the Additional Purchaser shall be as set forth in Schedule II to this Joinder Agreement.
(c)At or before 12:00 Noon, New York time (or when otherwise agreed between an Existing Purchaser and the Additional Purchaser) on the Joinder Effective Date, the Additional Purchaser shall pay to each Existing Purchaser, in immediately available funds, an amount (the “Assigned Amount”) equal to portion of the Funded Purchase Price being purchased by the Additional Purchaser of such Existing Purchaser’s Funded Purchase Price (together with the accrued and unpaid Yield on the Assigned Amount) and, subject to the provisions of Section 2.04(c) of the Receivables Purchase Agreement, assume obligations

EXHIBIT 10.2

for a portion of the Deferred Purchase Price so that, after giving effect to each such purchase and sale on the Joinder Effective Date, the Funded Purchase Price and Deferred Purchase Price obligation of each Purchaser shall be proportionate to the Purchaser Facility Amount of such Purchaser.
Effective upon receipt by an Existing Purchaser of the Assigned Amount from the Additional Purchaser, such Existing Purchaser hereby irrevocably sells, assigns and transfers to the Additional Purchaser, without recourse, representation or warranty, and the Additional Purchaser hereby irrevocably purchases, takes and assumes from the Existing Purchaser, (i) the Assigned Amount of the Existing Purchaser’s Funded Purchase Price and interest in the Receivables Assets, (ii) the accrued and unpaid Yield on the Assigned Amount of the Existing Purchaser’s Funded Purchase Price, and (iii) subject to the provisions of Section 2.04(c) of the Receivables Purchase Agreement, a portion of the Deferred Purchase Price so that, after giving effect to such assumption, the Deferred Purchase Price obligation of each Purchaser shall be proportionate to the Purchaser Facility Amount of such Purchaser, in each case together with all instruments, documents and collateral security pertaining thereto. Unless otherwise agreed between the Additional Purchaser and an Existing Purchaser, the Additional Purchaser is not hereby purchasing and shall not be entitled to receive any other amounts due and payable to such Existing Purchaser under or in respect of the Receivables Purchase Agreement, or the other Transaction Documents (including any amounts payable to an Existing Purchaser pursuant to Section 2.08, 2.09, 2.10, 10.01 or 10.02 of the Receivables Purchase Agreement or Section 7.02 of the Receivables Sale Agreement).
This Joinder Agreement is intended by the parties hereto to effect a purchase by the Additional Purchaser and sale by each Existing Purchaser of interests in the Receivables Assets and the Receivables Purchase Agreement and the other Transaction Documents and amounts payable thereunder, and it is not to be construed as a loan or a commitment to make a loan by the Additional Purchaser to any Existing Purchaser.
(d)(i) All reductions of the Aggregate Funded Purchase Price that would otherwise be payable from and after the Joinder Effective Date to or for the account of each Existing Purchaser in respect of such Existing Purchaser’s Funded Purchase Price shall, instead, be payable to or for the account of such Existing Purchaser and the Additional Purchaser, as the case may be, in accordance with their respective interests as reflected in this Joinder Agreement.
(ii) All Yield and other amounts that would otherwise accrue for the account of an Existing Purchaser from and after the Joinder Effective Date pursuant to the Receivables Purchase Agreement, or the other Transaction Documents shall, instead, accrue for the account of, and be payable to or for the account of, such Existing Purchaser and the Additional Purchaser, as the case may be, in accordance with their respective interests as reflected in this Joinder Agreement. In the event that any amount of Yield or other amounts accruing before the Transfer Effective Date was included in the Assigned Amount paid by the Additional Purchaser, such Existing Purchaser and the Additional Purchaser will make appropriate arrangements for payment by the Existing Purchaser to the Additional Purchaser of such amount upon receipt thereof.
(e)Each of the parties to this Joinder Agreement agrees and acknowledges that (i) at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Joinder Agreement, and (ii) the Administrative Agent shall apply each payment made to it under the Receivables Purchase Agreement in accordance with the provisions of the Receivables Purchase Agreement, as appropriate.
(f)By executing and delivering this Joinder Agreement, each Existing Purchaser and the Additional Purchaser confirm to and agree with each other and with the Administrative Agent as follows:

EXHIBIT 10.2

(i) other than the representation and warranty that such Existing Purchaser is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, such Existing Purchaser makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Receivables Purchase Agreement or the other Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Receivables Purchase Agreement or any other instrument or document furnished pursuant thereto; (ii) such Existing Purchaser makes no representation or warranty and assumes no responsibility with respect to the business, operations, property, financial and other condition and creditworthiness of any Company Party (including with respect to the Receivables Assets) or with respect to the performance or observance by any Company Party of any of their respective obligations under the Receivables Purchase Agreement or any other Transaction Document or any other instrument or document furnished pursuant hereto; (iii) the Additional Purchaser confirms that it has received a copy of the Receivables Purchase Agreement, the other Transaction Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement; (iv) the Additional Purchaser has, independently and without reliance upon any Existing Purchaser or the Administrative Agent and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Joinder Agreement; (v) the Additional Purchaser will, independently and without reliance upon any Existing Purchaser or the Administrative Agent, and based on such documents and information as it has deemed appropriate, continue to inform itself as to the business, operations, property, financial and other condition and creditworthiness of each Company Party and the Receivables and to make its own decisions in taking or not taking action under or based upon this Agreement or any other Transaction Document, any related agreement or any document furnished hereunder or thereunder; (vi) the Additional Purchaser appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Receivables Purchase Agreement and the other Transaction Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) the Additional Purchaser agrees (for the benefit of each Existing Purchaser, the Administrative Agent and the Seller) that it will perform in accordance with their terms all of the obligations which by the terms of the Receivables Purchase Agreement are required to be performed by it as a Purchaser.
(g)Schedule II hereto sets forth administrative information with respect to the Additional Purchaser.
(h)THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.
SCHEDULE I TO
JOINDER AGREEMENT
COMPLETION OF INFORMATION AND
SIGNATURES FOR JOINDER AGREEMENT

Re:
Receivables Purchase Agreement, dated as of July 13, 2016, among Kellogg Funding Company, LLC, as Seller, Kellogg Business Services Company, as Servicer, the Purchasers from time to time party thereto and Coöperatieve Rabobank U.A., New York Branch, as Administrative Agent

EXHIBIT 10.2

Item 1:    Date of Joinder Agreement: September 30, 2016

Item 2:	Additional Purchaser: The Bank Of Tokyo-Mitsubishi UFJ, Ltd., New York Branch
Item 3:    Signatures of Parties to Joinder Agreement:
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH
as Additional Purchaser
By: /s/ Eric Williams
Name: Eric Williams
Title: Managing Director
CONSENTED TO AND ACCEPTED BY:
COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,
as Administrative Agent
By: /s/ Raymond Dizon
Name: Raymond Dizon
Title: Executive Director
By: /s/ Thomas Guintini
Name: Thomas Guintini
Title: Executive Director

EXHIBIT 10.2

KELLOGG FUNDING COMPANY, LLC
By: /s/ Joel Vanderkooi
Name: Joel Vanderkooi
Title: Treasurer

EXHIBIT 10.2

SCHEDULE II TO
JOINDER AGREEMENT
LIST OF ADDRESSES FOR NOTICES,
PURCHASER FACILITY AMOUNTS AND FUNDING PERCENTAGES
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH
A.    Funding Percentage                                     50%

B.    Purchaser Facility Amount    $200,000,000

C.    Address for Notices:             The Bank of Tokyo-Mitsubishi UFJ, Ltd.
Investment Banking Division for the Americas
1251 Avenue of the Americas
10th Floor
NY, NY 10020
Attention: Eric Williams
Tel: (212) 782-4910
Email: ewilliams@us.mufg.jp

with copies to:

The Bank of Tokyo-Mitsubishi UFJ, Ltd.
Investment Banking & Markets
1221 Avenue of the Americas
NY, NY 10020
Attention: Alexander Jurecky
Tel: (212) 782-4724
Email: ajurecky@us.mufg.jp

The Bank of Tokyo-Mitsubishi UFJ, Ltd.
Investment Banking & Markets
1221 Avenue of the Americas
NY, NY 10020
Attention: Christina Trentacoste
Tel: (212) 782-4642
Email: ctrentacoste@us.mufg.jp

The Bank of Tokyo-Mitsubishi UFJ, Ltd.
Investment Banking & Markets
1221 Avenue of the Americas
NY, NY 10020
Email: securitiazation_reporting@us.mufg.jp
SCHEDULE III TO
JOINDER AGREEMENT
Form of

EXHIBIT 10.2

Joinder Effective Notice
To:

Kellogg Business Services Company One Kellogg Square Battle Creek, MI 49014 Attention: Office of Treasurer	Kellogg Funding Company, LLC c/o Kellogg Business Services Company One Kellogg Square Battle Creek, MI 49014 Attention: Office of Treasurer
The Bank of Tokyo-Mitsubishi UFJ, Ltd. Investment Banking Division for the Americas, as Purchaser 1251 Avenue of the Americas 10th Floor NY, NY 10020 Attention:	Coöperatieve Rabobank U.A., New York Branch, as Purchaser 245 Park Avenue, 37th floor New York, New York 10167 Attention: Transaction Management Team

    The undersigned, as Administrative Agent under the Receivables Purchase Agreement, dated as of July 13, 2016 among Kellogg Funding Company, LLC, as Seller, Kellogg Business Services Company, as Servicer, the Purchasers from time to time party thereto and Coöperatieve Rabobank U.A., New York Branch, as Administrative Agent, and acknowledges receipt of executed counterparts of a completed Joinder Agreement. [Note: attach copies of Schedules I and II from such Agreement.] Terms defined in such Joinder Agreement are used herein as therein defined.
Pursuant to such Joinder Agreement, you are advised that the Joinder Effective Date will be September 30, 2016.
Very truly yours,
COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Administrative Agent
By: _____________________________
Name:
Title:
By: _____________________________
Name:
Title: